Exhibit 99.1

Asterias Biotherapeutics, Inc. to Present Phase I Clinical Data at the 17th Annual Meeting of the American Society of Gene & Cell Therapy

ALAMEDA, Calif.--(BUSINESS WIRE)--May 13, 2014--BioTime, Inc. (NYSE MKT: BTX) and its subsidiary Asterias Biotherapeutics, Inc. today announced that Jane S. Lebkowski, PhD, President, Research & Development of Asterias, will present at the 17th Annual Meeting of the American Society of Gene & Cell Therapy taking place May 20-24, 2014 in Washington, DC.

Dr. Lebkowski’s presentation will take place in the session titled The Next Generation in Stem Cell Therapies on Thursday May 22, 2014 at 10:15 AM EDT at the Marriot Wardman Park, Washington, DC. Dr. Lebkowski’s presentation is titled Phase I Clinical Trial of Human Embryonic Stem Cell-Derived Oligodendrocyte Progenitors in Patients with Neurologically Complete Thoracic Spinal Cord Injury: Results and Next Steps. In her presentation, Dr. Lebkowski will disclose for the first time certain Phase I clinical trial results of OPC1. The presentation will be made available on BioTime’s and Asterias’ websites at www.biotimeinc.com and www.biotimeinc.com/asterias-biotherapeutics/.

About Asterias

Asterias is a biotechnology company focused on the emerging field of regenerative medicine. Our core technologies center on stem cells capable of becoming all of the cell types in the human body, a property called pluripotency. We plan to develop therapies based on pluripotent stem cells to treat diseases or injuries in a variety of medical fields, with an initial focus on the therapeutic applications of oligodendrocyte progenitor cells (OPC1) and antigen-presenting dendritic cells (VAC1 and VAC2) for the fields of neurology and oncology respectively. OPC1 was tested for treatment of spinal cord injury in the world’s first Phase 1 clinical trial using human embryonic stem cell-derived cells. We plan to reinitiate clinical testing of OPC1 in spinal cord injury this year, and are also evaluating its function in nonclinical models of multiple sclerosis and stroke. VAC1 and VAC2 are dendritic cell-based vaccines designed to immunize cancer patients against the telomerase, a protein abnormally expressed in over 95% of human cancer types. VAC2 differs from VAC1 in that the dendritic cells presenting telomerase to the immune system are produced from human embryonic stem cells instead of being derived from human blood.

In October of 2013, Asterias acquired the cell therapy assets of Geron Corporation. These assets included INDs for the clinical stage OPC1 and VAC1 programs, banks of cGMP-manufactured OPC1 drug product, cGMP master and working cell banks of human embryonic stem cells, over 400 patents and patent applications filed worldwide, research cell banks, customized reagents and equipment, and various assets relating to preclinical programs in cardiology, orthopedics, and diabetes.

Asterias is a member of the BioTime family of companies.

About BioTime

BioTime is a biotechnology company engaged in research and product development in the field of regenerative medicine. Regenerative medicine refers to therapies based on stem cell technology that are designed to rebuild cell and tissue function lost due to degenerative disease or injury. BioTime’s focus is on pluripotent stem cell technology based on human embryonic stem (“hES”) cells and induced pluripotent stem (“iPS”) cells. hES and iPS cells provide a means of manufacturing every cell type in the human body and therefore show considerable promise for the development of a number of new therapeutic products. BioTime’s therapeutic and research products include a wide array of proprietary PureStem® progenitors, HyStem® hydrogels, culture media, and differentiation kits. BioTime is developing Renevia™ (a HyStem® product) as a biocompatible, implantable hyaluronan and collagen-based matrix for cell delivery in human clinical applications. In addition, BioTime has developed Hextend®, a blood plasma volume expander for use in surgery, emergency trauma treatment and other applications. Hextend® is manufactured and distributed in the U.S. by Hospira, Inc. and in South Korea by CJ HealthCare Corporation under exclusive licensing agreements.

BioTime is also developing stem cell and other products for research, therapeutic, and diagnostic use through its subsidiaries:

  Asterias Biotherapeutics, Inc. is a subsidiary focused on developing cell therapies. Included in its portfolio are two clinical stage cell therapy product candidates for use in neurology and oncology. OPC1 is a formulation of human embryonic stem (hES) cell-derived oligodendrocyte progenitors for the treatment of spinal cord injury and other neurodegenerative disease. VAC2 is a formulation of hES cell-derived dendritic cells intended to function as a vaccine to train a patient’s immune system to destroy telomerase positive cancer cells. Telomerase is a protein abnormally expressed in over 95% of all human cancers.
  OncoCyte Corporation is developing products and technologies to diagnose and treat cancer.
  Cell Cure Neurosciences Ltd. (“Cell Cure Neurosciences”) is an Israel-based biotechnology company focused on developing stem cell-based therapies for retinal and neurological disorders, including the development of retinal pigment epithelial cells for the treatment of macular degeneration, and treatments for multiple sclerosis.
  LifeMap Sciences, Inc. (“LifeMap Sciences”) markets, sells and distributes GeneCards®, the leading human gene database, as part of an integrated database suite that also includes the LifeMap Discovery® database of embryonic development, stem cell research and regenerative medicine, and MalaCards, the human disease database.
  LifeMap Solutions, Inc. is a subsidiary of LifeMap Sciences focused on developing mobile health products.
  ES Cell International Pte Ltd., a Singapore private limited company, developed clinical and research grade hES cell lines and plans to market those cell lines and other BioTime research products in over-seas markets as part of BioTime’s ESI BIO Division.
  BioTime Asia, Limited, a Hong Kong company, may offer and sell products for research use for BioTime’s ESI BIO Division.
  OrthoCyte Corporation is developing therapies to treat orthopedic disorders, diseases and injuries.
  ReCyte Therapeutics, Inc. is developing therapies to treat a variety of cardiovascular and related ischemic disorders, as well as products for research using cell reprogramming technology.

Additional information about BioTime can be found on the web at www.biotimeinc.com.

FORWARD-LOOKING STATEMENTS

Statements pertaining to future financial and/or operating results, future growth in research, technology, clinical development, and potential opportunities for BioTime and its subsidiaries, along with other statements about the future expectations, beliefs, goals, plans, or prospects expressed by management constitute forward-looking statements. Any statements that are not historical fact (including, but not limited to statements that contain words such as “will,” “believes,” “plans,” “anticipates,” “expects,” “estimates”) should also be considered to be forward-looking statements. Forward-looking statements involve risks and uncertainties, including, without limitation, risks inherent in the development and/or commercialization of potential products, uncertainty in the results of clinical trials or regulatory approvals, need and ability to obtain future capital, and maintenance of intellectual property rights. Actual results may differ materially from the results anticipated in these forward-looking statements and as such should be evaluated together with the many uncertainties that affect the business of BioTime and its subsidiaries, particularly those mentioned in the cautionary statements found in BioTime's Securities and Exchange Commission filings. BioTime disclaims any intent or obligation to update these forward-looking statements.

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CONTACT:
Asterias Biotherapeutics, Inc.
Mary Ann Dunmire, 650-433-2900
mdunmire@asteriasbio.com
or
BioTime, Inc.
Judith Segall, 510-521-3390, ext. 301
jsegall@biotimemail.com